Lower Prices for ViPovaTMTea Due to Production Efficiencies

Kelowna, BC / March 24, 2015 / Lexaria, Corp. (OTCQB:LXRP) (CSE:LXX) (the “Company”) announces an immediate reduction in price for ViPovaTM CBD-infused tea from US$129 to US$99.

Efficiencies in the production process are allowing us to achieve lower costs, and those savings are being passed on to consumers. The lipid-infusion process is a patent-pending method used to bind the cannabidiol (CBD) with lipids for a more comforting and efficient experience.

Most competitors simply mix raw CBD contained with hemp oil into their edible products, but some studies have indicated that bioabsorption of CBD in this way is very poor. According to a story published February 27 by MainStreet, George Anastassov said “The compounds get destroyed by acid in the gastrointestinal tract, so there’s not much left of the benefits of CBD’s to be delivered to the blood stream. It’s not only about a product containing CBD’s but how much your body absorbs.” ViPova’s patent-pending technology takes a little more time to incorporate into products than competitors who just add raw hemp oil, but in the last several months we have learned how to implement our techniques with greater efficiency and this has led to lower consumer prices.

The www.vipova.com website has already been changed to reflect the new pricing, and the coupon good for 30% off your second order remains in effect.

About Lexaria
Lexaria's shares are quoted in the USA with symbol LXRP and in Canada with symbol LXX. The company searches for projects that could provide potential above-market returns. www.lexarienergy.com

About ViPovaTM
ViPovaTM uses only legal CBD oil extracts, grown from legal hemp in locations where it is legal to do so, in ViPovaTM-branded tea. ViPovaTM uses its patent-pending process to infuse concentrated amounts of CBD within lipids in its tea, providing more bioactivity and comfort to the body during the absorption process. Only ViPovaTM has this ground-breaking technology for CBD/lipid infusion. www.vipova.com

FOR FURTHER INFORMATION PLEASE CONTACT:

Lexaria Corp.
Chris Bunka
Chairman & CEO
(250) 765-6424

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Access to capital, or lack thereof, is a major risk and there is no assurance that the Company will be able to raise required working capital. Current oil and gas production rates may not be sustainable and targeted production rates may not occur. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that the medical marijuana, CBD sector, or alternative health businesses will provide any benefit to Lexaria, or that the Company will experience any growth through participation in these sectors. There is no assurance that existing capital is sufficient for the Company's needs or that it will need to attempt to raise additional capital. There is no assurance that any planned corporate activity, business venture, or initiative will be pursued, or if pursued, will be successful. There is no assurance that any cannabinoid-based product will promote, assist, or maintain any beneficial human health conditions whatsoever. No statement herein has been evaluated by the Food and Drug Administration (FDA). ViPovaTM products are not intended to diagnose, treat, cure or prevent any disease.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.